Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-123177) and related Prospectus of Perficient, Inc. and to the incorporated by reference therein of our report dated June 10, 2004, with respect to the financial statements of Genisys Consulting, Inc. included in Perficient Inc.’s Current Report on Form 8-K/A dated June 17, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
May 3, 2005